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  LOGO                                                             EXHIBIT 23.6
                     DIXON, FRANCIS, DAVIS & ONESON, INC.

                         CERTIFIED PUBLIC ACCOUNTANTS
 BUCKEYE EXECUTIVE AIRPORT . P.O. BOX 100 . HEBRON, OHIO 43025 . 614-925-1000

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use of our audit opinion of the First National Bank of Barnesville for the year ended December 31, 1991 in the registration statement on Form S-4 to be filed with the Securities and Exchange Commission by WesBanco, Inc. in connection with the acquisition of First Fidelity Bancorp, Inc.

                                                    /s/  DIXON, FRANCIS, DAVIS
                                                           & ONESON, INC.

January 11, 1994
Hebron, Ohio